ENCORE BRANDS, INC.

CONVERTIBLE PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE HAVE BEEN ACQUIRED FOR INVESTMENT FOR THE HOLDER'S OWN ACCOUNT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION OF THE SECURITIES.  THE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS ("BLUE SKY LAWS").  AN OFFER TO SELL OR TRANSFER OR THE SALE OR TRANSFER OF THESE SECURITIES IS UNLAWFUL UNLESS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PERMIT, AS APPLICABLE, UNDER THE SECURITIES ACT OR APPLICABLE BLUE SKY LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION AND/OR QUALIFICATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS IS AVAILABLE OR AN OPINION OF COUNSEL, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, IS PROVIDED TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS.

ENCORE BRANDS, INC.
CONVERTIBLE PROMISSORY NOTE

Amount: $50,000                 Dated: December 18, 2009

FOR VALUE RECEIVED, the undersigned, Encore Brands, Inc., a Nevada corporation ("Maker"), promises to pay to the order of Mr. Peter Staddon, an individual ("Lender"), the principal sum of Fifty Thousand ($50,000.00) Dollars, ("Amount  Advanced") on or before    , 2010 ("Maturity Date"). Maker and Lender are collectively referred to hereinafter as the "Parties."  This Promissory Note (“Note”) is issued in connection with a certain Bridge Loan and Investment Agreement by and between Maker and Lender (“Bridge Loan Agreement”).  Any undefined terms shall have the meaning ascribed to them in the Bridge Loan Agreement.

1.	Interest Rate.

The unpaid principal under this Note shall bear interest at the rate of ten percent (10%) per annum.

2.	Calculation of Interest.

All interest due hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

3.	Financing and Documentation Fee.

Maker agrees to pay a financing and documentation fee (“Financing Fee”) to Lender in the amount of One Thousand ($1,000.00) Dollars.

4.	Payments.

Any and all accrued interest together with the principal and Financing Fee shall be due and payable to Lender, at Lender's address of record, on the Maturity Date.

5.	Voluntary Prepayment.

Maker may, at any time, prepay the unpaid Amount Advanced evidenced by this Note, in whole or in part, without penalty or premium, by paying to Lender, in cash or by wire transfer or immediately available federal funds, the amount of such prepayment which shall include accrued interest and the Financing Fee.  If any such prepayment is less than a full repayment, then such prepayment shall be applied first to the payment of accrued interest and the remaining balance shall be applied to the payment of principal.

6.	Lawful Money; Designated Places of Payment.

All principal and interest due hereunder is payable in lawful money of the United States of America, in immediately available funds, at Lender's address of record no later than 5:00 p.m., Pacific Standard Time, on the day payment is due.

7.	Usury Matters

It is expressly stipulated and agreed to be the intent of Maker and Lender to comply with, at all times, the applicable state law governing the maximum rate or amount of interest payable on the Note (or applicable federal law to the extent that it permits the Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable state law).  In the event the applicable law is judicially interpreted so as to render usurious any amount called for under the Note or contracted for, charged, taken, reserved or received with respect to such indebtedness, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is the express intent of both Maker and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of the Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of the Note shall immediately be deemed amended and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new, or amendment to any existing, document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.

8.	Waivers.

Except as set forth elsewhere herein, Maker, for itself and its legal representatives, successors, and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity, and diligence in collection.

9.	Default.

Maker shall be deemed in default if any of the following events occur: (a) Maker fails to make payments hereunder when due; (b) the entry of a decree or order by a court having appropriate jurisdiction adjudging Maker a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or liquidation of Maker under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee over any  substantial portion of Maker’s property, or ordering the winding up or liquidation of Maker's affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or (c) the institution by Maker of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of Maker contained in this Note, within 20 days after receipt of written notice from Lender demanding such compliance.

10.	Security Interests.

It is further understood that this Note is secured by the security interests granted to Lender pursuant to the Bridge Loan Agreement between the Parties.

11.	Attorneys' Fees.

In the event it should become necessary to employ counsel to collect this Note, Maker agrees to pay the reasonable attorneys' fees and costs incurred by Lender in connection with Lender's collection efforts, irrespective of whether Lender files suit against Maker.

12.	Section Headings.

Headings and numbers have been set forth for convenience only.  Unless the contrary is compelled by the context, the language set forth in each paragraph applies equally to the entire Note.

13.	Amendments in Writing.

This Note may only be changed, modified or amended in writing signed by the Parties.

14.	Choice of Law.

The Note and all transactions hereunder and evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of California.

15.	Conversion and Share Issuance.

Lender shall have the right, but not the obligation to convert all, or any portion, of the Amount Advanced and accrued interest into shares of common stock of Maker.  The conversion shall be performed in accordance with the procedure and terms set forth in the Bridge Loan Agreement.  In the event of such a conversion, Maker shall pay the Financing Fee to Lender within ten (10) business days from the date Lender elects to convert.

"MAKER"
Encore Brands, Inc., a Nevada corporation

Signature: /s/ Gareth West
Gareth West
Chairman and Chief Executive Officer